SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2007 (October 3, 2007)

NEW JERSEY RESOURCES
CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey (Address of principal executive offices)	07719 (Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

General

On October 3, 2007, the State of New Jersey Board of Public Utilities (the “BPU”) issued a written order approving multiple stipulations (the “Stipulations”) entered into by New Jersey Natural Gas Company (“NJNG”), a subsidiary of the Registrant, the BPU and the State of New Jersey Department of the Public Advocate, Division of Rate Counsel. The Stipulations settled several open regulatory matters involving NJNG.

Long Branch Mass Tort Litigation

Beginning in July 2003, a series of complaints were filed in the New Jersey Superior Court against NJNG, the Registrant, Jersey Central Power & Light Company (“JCP&L”) and FirstEnergy Corporation (“FirstEnergy”). The complaints were, as of February 2004, designated as a Mass Tort Litigation (the "Mass Tort Litigation").  Among other things, the complaints alleged personal injuries, wrongful death, survivorship actions, property damage and claims for medical monitoring stemming from the operation and remediation of the former Manufactured Gas Plant (“MGP”) site in Long Branch, New Jersey. In December 2005, a confidential settlement between NJNG and the plaintiffs in the Mass Tort Litigation was finalized and approved by the New Jersey Superior Court.

In July 2000, NJNG procured two insurance policies from Kemper Indemnity Insurance Company (“Kemper”) that were intended to limit NJNG's liability for third party claims for bodily injury and property damage, legal defense costs and remediation costs arising from environmental contamination and remediation at former MGP sites in Long Branch and Toms River, New Jersey. Shortly after the Mass Tort Litigation was commenced, NJNG notified Kemper of the Mass Tort Litigation and of claims for defense and indemnification made by JCP&L and FirstEnergy. Kemper agreed to provide a defense and certain coverage, subject to a reservation of rights. Although Kemper admitted coverage (subject to certain reservations), it refused to reimburse NJNG for any costs incurred in the Mass Tort Litigation. Thereafter, in March 2004, Kemper voluntarily submitted a run-off plan to the Illinois Department of Insurance which was subsequently approved in June 2004. In October 2004, NJNG instituted suit for declaratory relief against Kemper (the “Lawsuit”) in the Superior Court of New Jersey, Law Division, Ocean County arising from Kemper’s refusal to honor its obligations under the insurance policies.

On January 24, 2007, NJNG entered into a written Settlement Agreement and Mutual Release (the "Agreement") with Kemper, Lumbermens Mutual Casualty Company and its subsidiaries and affiliates, including but not limited to, American Motorists Insurance Company and American Manufacturers Mutual Company pursuant to which the parties settled the Lawsuit. Pursuant to the terms of the Agreement, NJNG received a payment in the amount of $12.8 million on January 26, 2007 (the "Settlement Payment"). The Settlement Payment was made in exchange for a general release of all claims asserted in the Lawsuit; no portion of the Settlement Payment was allocated to any particular claim.

In June 1992, the BPU approved Rider "C" to NJNG's tariff, known as the Remediation Adjustment ("RA") rider through which NJNG may, subject to BPU approval, recover remediation expenditures, including carrying costs, over rolling 7-year periods, incurred in connection with remediation of former MGP sites. The RA rider does not permit NJNG to recover costs, expenses or other liabilities incurred in connection with personal injury claims. Under the Stipulations, NJNG will be allowed to recover litigation and settling costs related to the Mass Tort Litigation and the Lawsuit in excess of $4.0 million, which amount is the portion of the costs NJNG incurred to litigate and settle the Mass Tort Litigation and the Lawsuit that is reasonably reflective of and attributable to personal injury claims. The pre-tax settlement charge of $4.0 million will be reflected in the Registrant’s results for the fourth quarter of fiscal year 2007.

For more information regarding the Mass Tort Litigation, the Lawsuit, and the RA rider, please refer to Part I, Item 3 (Legal Proceedings) and Note 13 (Commitments and Contingent Liabilities) to the Consolidated Financial Statements of Part II, Item 8 (Financial Statements and Supplementary Data) in the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006; Note 11 (Commitments and Contingent Liabilities) to the Unaudited Consolidated Financial Statements of Part I, Item 1 (Financial Statements) of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2006; and Note 12 (Commitments and Contingent Liabilities) to the Unaudited Consolidated Financial Statements of Part I, Item 1 (Financial Statements) of each of its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007, respectively.

Incentive Programs

NJNG is eligible to receive financial incentives for reducing Basic Gas Supply Service (“BGSS”) costs to customers through a series of utility gross margin-sharing programs that include Off-System Sales, Capacity Release, Storage Incentive and Financial Risk Management (“FRM”) programs that were scheduled to expire in October 2007. Under the Stipulations, these programs have been extended through October 31, 2008 and will be subject to review in NJNG’s next base rate case. In addition, the FRM program, which provides customers with the benefits of financial risk management tools, will be changed slightly. Under the revised FRM, the sharing percentage of margin generated by that program that will be retained by NJNG will be reduced to 15% from 20%. The balance of the savings will benefit customers of NJNG. If NJNG does not file a base rate case by September 1, 2008, the FRM margin sharing mechanism will change, as of that date, to 90% to the customers and 10% to NJNG.

Rate Changes

Under the Stipulations, the BPU also approved a decrease to the Periodic BGSS rate applicable to residential sales customers and commercial sales customers using less than 5,000 therms annually and an increase in natural gas delivery rates for all customers resulting from changes to the rates related to particular components of the total delivery rate. The BGSS decrease is greater than the overall increase in the delivery rate components. NJNG implemented the rate changes effective October 4, 2007. The increase to delivery rates is related to the following changes:

•	An increase to the New Jersey Clean Energy Program rate;
•	A decrease to the statewide Universal Service Fund rate;
•	An increase to the Weather Normalization Clause rate to recover the margin deficiency from the 2005-2006 winter period; and
•	Implementation of the initial Conservation Incentive Program rates.

            Residential sales and small commercial sales customers using less than 5,000 therms annually will receive a slight decrease in their rates.  Large commercial sales customers using greater than 5,000 therms annually and transportation customers will receive a slight increase due to the changes to the delivery rate charges.

   For more information regarding BGSS and the composition of NJNG’s delivery rates please refer to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and Note 2 (Regulation) to the Unaudited Consolidated Financial Statements of Part I, Item 1 (Financial Statements) of each of its Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2006, March 31, 2007 and June 30, 2007, respectively.

Earnings Guidance

The BPU’s approval of the Stipulations and the related consequences will not affect the Registrant’s previously disclosed earnings guidance for fiscal 2007.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also be identified by the use of forward-looking terminology such as “may,” “intend,” “expect,” “believe” or “continue” or comparable terminology and are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Registrant. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Registrant will be those anticipated by management.

The Registrant cautions readers that the assumptions that form the basis for forward-looking statements regarding customer growth, customer usage, financial condition, results of operations, cash flows, capital requirements, market risk and other matters for fiscal 2007 and thereafter include many factors that are beyond the Registrant’s ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and changes in the debt and equity capital markets. The factors that could cause actual results to differ materially from the Registrant’s expectations include, but are not limited to the following:

•	weather and economic conditions;
•	demographic changes in the NJNG service territory;
•	the rate of NJNG customer growth;
•	volatility of natural gas commodity prices and its impact on customer usage, NJR Energy Services’ operations and on the Registrant’s risk management efforts;
•	changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the Registrant;
•	commercial and wholesale credit risks, including creditworthiness of customers and counterparties;
•	the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments;
•	risks associated with the management of the Registrant’s joint ventures and partnerships;
•	the impact of governmental regulation (including the regulation of rates);
•	fluctuations in energy-related commodity prices;
•	conversion activity and other marketing efforts;
•	actual energy usage of NJNG’s customers;
•	the pace of deregulation of retail gas markets;
•	access to adequate supplies of natural gas;
•	the regulatory and pricing policies of federal and state regulatory agencies;
•	changes due to legislation at the federal and state level;
•	the availability of an adequate number of appropriate counterparties in the wholesale energy trading market;
•	sufficient liquidity in the wholesale energy trading market and continued access to the capital markets;
•	the disallowance of recovery of environmental-related expenditures and other regulatory changes;
•	environmental-related and other litigation and other uncertainties;
•	the effects and impacts of inflation on the Registrant and its subsidiaries’ operations;
•	change in accounting pronouncements issued by the appropriate standard setting bodies; and
•	terrorist attacks or threatened attacks on energy facilities or unrelated energy companies.

    More detailed information about these factors is set forth in the Registrant’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and each of its Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2006, March 31, 2007 and June 30, 2007, respectively. The Registrant’s SEC documents are available at www.sec.gov.  While the Registrant periodically reassesses material trends and uncertainties affecting the Registrant’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports, the Registrant does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: October 10, 2007
By:/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President and
Chief Financial Officer